EXHIBIT 10.2
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                         WEB SITE DEVELOPMENT AGREEMENT

         This Web Site Development Agreement (the "Agreement") is entered into and effective this 24th day of May, 2000 (the "Effective Date") by and between Hydrogen Media, Inc., a Florida corporation ("HMI"), and The Publishing Company of North America, Inc. a NASDAQ listed company ("Client").

TERMS AND CONDITIONS

1. DEVELOPMENT OF THE WEB SITE. Client hereby retains HMI to design and develop, and HMI hereby agrees to design and develop, a Web Site in accordance with (1) the project outline set forth on EXHIBIT A (Project Outline) and (2) the Production Package (including, the Gantt Chart and Site Map) developed jointly by Client and HMI (the "Web Site"). The Project Outline and Production Package are collectively referred to herein as the "System Specifications." The parties shall work together in a joint effort to accomplish the tasks and objectives set forth in the System Specifications. HMI shall be responsible for delivering and performing only those professional services specifically identified in the System Specifications. Any modifications to the System Specifications shall be pursuant to the Change Order process set forth below.

2. ACCEPTANCE OF DELIVERABLES. Client shall execute a written approval upon completion of each of the deliverables identified in the System Specifications. HMI shall rely on such written approval as Client's acceptance of such deliverable, including, but not limiting to, acceptance of its design, content, layout, color, format, navigation, and functionality. Any modifications to the deliverable(s) after execution of the written approval by Client shall be subject to the Change Order process set forth below.

3. CHANGE ORDERS. In the event Client desires to make any modifications to the System Specifications or a deliverable, Client and HMI shall enter into a Change Order in the form attached hereto as EXHIBIT B (the "Change Order"). The Change Order will include: the scope of services to be provided by HMI, the scope of services to be provided by Client, the deliverable schedule, and the cost/payment schedule for the modifications. If the Change Order is acceptable to Client, HMI and Client shall execute the Change Order. All Change Orders shall be effective upon execution by both parties, and shall be attached to and incorporated into this Agreement. In the event of a conflict between the terms of this Agreement and a Change Order, the terms of this Agreement shall govern.

4. SUPPORT AND MAINTENANCE. Any support and maintenance services, updates, versions, or new releases shall be contracted under a separate agreement between HMI and Client. Maintenance and support for any third party products or equipment may be available through the respective vendor(s)/manufacturer(s) of such content and equipment and HMI may assign third party rights to Client at HMI's sole discretion. Such assignment shall not be unreasonably withheld.

5. TRAINING. Prior to the launch of the Web Site, HMI will provide five (5) hours of verbal training (via telephone, seminar, one-on-one, or in person at Client's discretion) for Client's staff. Any additional training after such five (5) hours shall be executed pursuant to HMI's Change Order process or contracted under a separate agreement between HMI and Client.

6. CLIENT RESPONSIBILITIES. Client agrees to perform all tasks assigned to Client as set forth in this Agreement, the System Specifications, or a Change Order, and to provide all assistance and cooperation to HMI in order to complete timely and efficiently the Web Site. HMI shall not be deemed in breach of this Agreement, the System Specifications, a Change Order, or any milestone in the event HMI's failure to meet its responsibilities and time schedules is caused by Client's failure to meet (or delay in) its responsibilities and time schedules set forth in the System Specifications, a Change Order, or this Agreement. In the event of any such failure or delay by Client, (i) all of HMI's time frames, milestones, and/or deadlines shall be extended by the product of the number of days of Client's failure multiplied by two (2); and (ii) Client shall continue to make timely payments to HMI as set forth in this Agreement, the System Specifications, and any Change Order(s) as if all time frames, schedules, or deadlines had been completed by HMI. Client shall be responsible for making, at its own expense, any changes or additions to Client's current systems, software, and hardware that may be required to support operation of the Web Site. Unless otherwise contracted with HMI or reflected in a Change Order, Client shall be responsible for initially populating and then maintaining any databases on the Web Site as well as providing all content for the Web Site. With the execution of a Change Order specifically asking HMI to assesses the Client's systems, software and hardware from time to time, HMI may agree to perform this function at normal HMI rates.

7. PROJECT MANAGERS. Client and HMI shall assign a Project Manager for managing the implementation of the Web Site. The Project Managers shall be responsible for: (i) managing the day-to-day activities under this Agreement, (ii) serving as liaisons between the parties, (iii) assigning and scheduling the appropriate personnel to perform all of the required services under this Agreement, and (iv) authorizing and executing any and all Change Order(s). Client hereby acknowledges and agrees that the Client Project Manager shall have the proper authority and power to execute and perform the duties and responsibilities set forth in this Section. HMI hereby acknowledges and agrees that the HMI Project Manager shall have the proper authority and power to execute and perform the duties and responsibilities set forth in this Section.

8. MARKETING. Client hereby grants HMI the right to use the name and service marks of Client in its marketing materials or other oral, electronic, or written promotions, which shall include naming Client as a client of HMI and a brief scope of services provided. In addition, Client hereby grants HMI the right to display its logo (or other identifying information) and a hyperlink to HMI's Web site (currently www.hydrogenmedia.com) on the home page of the Web Site. Any use of HMI logos or links on Client's Web Site must be approved in writing by Client. Either party may elect to issue a press release related to this Agreement. In doing so, any release shall be approved by the other party and such approval shall not be unreasonably withheld.

9. COMPATIBILITY. Unless otherwise specifically identified in the System Specifications or a Change Order: (i) the Web Site is compatible solely with Netscape Navigator version 4.0 and higher, America On-line version 4.0 and higher, and the domestic versions of Internet Explorer version 4.0 and higher, (ii) the Web Site is not compatible with interactive television protocols, and (iii) the Web Site shall function at resolutions of 640 x 480.

10.  FEES, EXPENSES, AND PAYMENT.

     10.1 Web Site Development Investment. Client agrees to pay HMI a total of $411,442.00 for development of the Web Site (the "Development Price"). The Development Price shall be payable as follows: (a) 40 percent or USD$164,576.80 due and payable upon execution of this Agreement and (b) 60 percent or USD$246,865.20 payable in the form of unregistered common stock ("Stock") of Client in four tranches as follows:

           a.) A number of shares of Stock having an aggregate value of $61,716.30 as defined below shall be paid by Client on each of the following dates (in 2000): June 30, July 28, August 25, and the Launch Date.

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           b.)   The value of the Stock shall be based upon the average of the daily closing prices as reported by Nasdaq for the week ended by each payment date, less a 20% discount.

           c.) Said Stock shall have piggyback registration rights as specified in Exhibit C.

           d.) Upon the written request of HMI, it shall be permitted to transfer 13% of its Stock to Jennifer Esno.

           e.) The issuance of the Stock to HMI and the transfer of Stock to Jennifer Esno shall be subject to their execution of investment letters and other customary documentation acknowledging receipt of Client's public information in order to comply with the federal and applicable state securities laws.

     10.2 Expenses. Client shall reimburse HMI for reasonable out-of-pocket travel expenses (collectively, "Expenses"), including transportation, lodging, mileage, and meals incurred in rendering HMI's professional services. HMI shall obtain Client's prior written authorization before incurring any individual expense or cost in excess of USD$250.00 (or USD$3,000.00 in the aggregate). All Expenses not paid directly by Client shall be paid within fourteen (14) days of receipt of HMI's invoice. All Expense reimbursements shall be made at HMI's direct out-of-pocket costs, without any markup for overhead, administrative costs, or otherwise.

     10.3 Taxes. Client shall pay, reimburse, and/or hold HMI harmless for all sales, use, transfer, privilege, tariffs, excise, and all other taxes and all duties, whether international, national, state, or local, however designated except income taxes, which are levied or imposed by reason of the performance of the professional services under this Agreement or by use of the Web Site, except income taxes.

     10.4 Other Fees. Unless otherwise provided in this Agreement or in a Change Order, payment for all other services rendered by HMI shall be contracted under a separate agreement between HMI and Client.

     10.5 Form of Payment. All payments made to HMI under this Agreement shall be in United States currency in the form of company check, cashier's check, or electronic wire transfer.

     10.6 Payment of Invoices. All invoices shall be paid by Client within fourteen (14) days of receipt. Payments not made within such time period shall be subject to late charges equal to the lesser of (i) one and one-half percent (1.5%) per month of the overdue amount or
           (ii) the maximum amount permitted under applicable law. HMI may suspend all services on seven (7) days written notice until the amounts outstanding are paid in full.

11.  INTELLECTUAL PROPERTY RIGHTS AND LICENSE.

     11.2 Web Site. Except as otherwise set forth in this Section 11.2, Client and HMI agree that upon payment in full of the fees associated with the design and development of the Web Site, Client shall own all worldwide right, title, and interest in and to the Web Site (including, its source code and documentation) (the "Custom Programming"). Client and HMI agree that HMI shall retain a world-wide, royalty-free, non-exclusive, transferable, and perpetual right and license to the Custom Programming including, but not limited to, the right to modify, amend, create derivative works, rent, sell, assign, lease, sublicense, or otherwise alter or transfer the Custom Programming. Client shall be responsible for researching, obtaining, and filing all trademark, copyright, patent, or other intellectual property protections for the Web Site, its look and feel, any logos, any "tag lines," or any other Web Site content or documentation designed or developed by HMI for Client. Client and HMI also agree that the design and development of Client's Web Site may include source code, documentation, and/or application programs that were previously written or developed by HMI and modified to meet Client's specific requirements (the "HMI Content"). HMI shall own all worldwide right, title, and interest in and to the HMI Content, but shall provide Client (upon payment in full of the fees associated with the design and development of the Web Site) a worldwide, royalty-free, non-exclusive, transferable and perpetual right and license to use the HMI Content. HMI agrees that it either owns or will own any rights that it claims to own and which HMI assigns to Client. HMI will assign any intellectual property rights to Client that are consistent with this paragraph 11.

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     11.3  Third Party Licenses. In addition to any other fees set forth in this
           Agreement, Client shall be required to purchase any applicable third party licenses for any third party products that are necessary for HMI to design and develop the Web Site. Such third party products may include, but are not limited to: server-side applications, clip art, "back-end" applications, music, stock images, or any other copyrighted work which HMI deems necessary to purchase on behalf of Client to design and develop the Web Site. In the event any such third party product exceeds $250.00 per product (or $3000.00 in the aggregate), HMI shall obtain Client's prior written consent before incorporating such third party product into the Web Site. HMI shall provide Client with a list of all third party products upon launch of the Web Site.

12.  TERM AND TERMINATION.

     12.2 Term. This Agreement shall be effective as of the Effective Date and shall continue in effect until complete payment of the Development Price or until earlier terminated as provided in this Agreement or until the contracted services as outlined in Exhibit A have been completed.

     12.3 Termination for Cause. This Agreement may be terminated by either party upon written notice to the other, if the other party breaches any material obligation provided hereunder and the breaching party fails to cure such breach within thirty (30) days of receipt of the notice

     12.4 Effect of Termination. Client shall pay HMI for all services rendered and work performed up to the effective date of termination for any reason subject to Client's rights to only pay fair value if Client terminates for cause. HMI shall provide Client with an invoice for the foregoing fees within thirty (30) days of the effective date of the termination. Client shall pay the invoice within fourteen (14) days of receipt.

     12.5 Return of Proprietary or Confidential Information. Within ten (10) days after the termination or expiration of this Agreement, each party shall return to the other all Proprietary or Confidential Information of the other party (and any copies thereof) in the party's possession or, with the approval of the party, destroy all such Proprietary or Confidential Information. "Proprietary or Confidential Information" shall include, but is not limited to, written or oral contracts, trade secrets, know-how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party; (ii) was previously known to the receiving party or rightly received by the receiving party from a third party; (iii) is independently developed by the receiving party; or (iv) is subject to disclosure under court order or other lawful process.

13.  LIMITED WARRANTIES.

     13.2 Web Site. HMI warrants that for a period of ninety (90) days from launch of the Web Site, the Web Site will operate in accordance with all the material terms of the System Specifications. All warranty claims not made in writing within such period shall be deemed waived. As the sole and exclusive remedy of Client for breach of the foregoing warranty, HMI shall, at its option, either correct the nonconformity or refund to Client the dollar amount attributable to the number of actual hours HMI spent developing the defective portion of the Web Site. HMI shall not be liable for failures caused by third party hardware or software (including Client's own systems), misuse of the Web Site, or the negligence or willful misconduct of Client.

     13.3 Performance of Professional Services. HMI warrants that the professional services will be performed in a workmanlike and professional manner by appropriately qualified personnel.

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14.  DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE Web
     Site IS PROVIDED on an "AS IS" and "AS AVAILABLE" basis, AND HMI EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

15. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR CONNECTED IN ANY WAY WITH THIS AGREEMENT OR THE WEB SITE, OR FOR ANY CLAIM BY ANY THIRD PARTY. THE TOTAL LIABILITY FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) TO THE OTHER SHALL NOT EXCEED THE DEVELOPMENT PRICE (AS DEFINED IN SECTION ERROR! REFERENCE SOURCE NOT FOUND.). THIS LIMITATION OF LIABILITY SHALL APPLY EVEN IF THE EXPRESS WARRANTIES SET FORTH ABOVE FAIL IN THEIR ESSENTIAL PURPOSE.

16. THIRD PARTY DISCLAIMER. HMI MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO ANY THIRD PARTY PRODUCTS, THIRD PARTY CONTENT OR ANY SOFTWARE, EQUIPMENT, OR HARDWARE OBTAINED FROM THIRD PARTIES.

17.  INDEMNIFICATION OBLIGATIONS.

     17.2 Client Indemnity. Client shall indemnify and hold harmless HMI (and its subsidiaries, affiliates, officers, agents, co-branders or other partners, and employees) from any and all claims, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and all related costs and expenses) incurred by HMI as a result of any claim, judgment, or adjudication against HMI related to or arising from (a) any photographs, illustrations, graphics, audio clips, video clips, text, data or any other information, content, display, or material (whether written, graphic, sound, or otherwise) provided by Client to HMI (the "Client Content"), or (b) a claim that HMI's use of the Client Content infringes the Intellectual Property rights of a third party. To qualify for such defense and payment, HMI must: (i) give Client prompt written notice of a claim; and (ii) allow Client to control, and fully cooperate with Client in, the defense and all related negotiations.

     17.3 HMI Indemnity. HMI shall indemnify and hold harmless Client (and its subsidiaries, affiliates, officers, agents, co-branders or other partners, and employees) from any and all claims, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and all related costs and expenses) incurred by Client as a result of any claim, judgment, or adjudication against Client arising from a claim that Client's use of the HMI Content, as permitted under this Agreement, infringes Intellectual Property rights of a third party. To qualify for such defense and payment, Client must: (i) give HMI prompt written notice of a claim; and (ii) allow HMI to control, and fully cooperate with HMI in, the defense and all related negotiations. HMI shall have no obligation to indemnify Client under this Section to the extent the infringement arises from (i) the Client Content, (ii) specifications provided by Client or its agents; (iii) derivative works of the Web Site created by Client, (iv) use of the Web Site in combination with non-HMI approved third party products, including hardware and software, (v) modifications or maintenance of the Web Site by a party other than HMI, (vi) misuse of the Web Site, and (vii) failure of Client to implement any improvement or updates to the Web Site, if the infringement claim would have been avoided by the use of the improvement or updates.

     17.4 Promptly after receipt by a person entitled to indemnification pursuant to the foregoing Section 17.1 or 17.2 (the "Indemnified Party") of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be or has been made

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           against a party who has agreed to provide indemnification under
           Section 17.1 or 17.2 (an "Indemnifying Party"), promptly notify in writing the Indemnifying Party of the commencement thereof; but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party except to the extent the Indemnifying Party is prejudiced by the delay or failure to notify it. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under this Section 17 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the Indemnifying Party and, in the judgement of counsel for the Indemnified Party, it is advisable for the Indemnified Party or parties to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties. No settlement of any action against an Indemnified Party shall be made without the consent of the Indemnifying Party and no Indemnifying Party, in the defense of any such claim or action, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If the Indemnified Party fails to execute a release or other settlement agreement under circumstances where all of the conditions of the preceding sentence have been met, the Indemnifying Party shall have no further obligation to the Indemnified Party pursuant to this Agreement or otherwise.


18. CONFIDENTIALITY. The parties agree to hold each other's Proprietary or Confidential Information in strict confidence. The parties agree not to make each other's Proprietary or Confidential Information available in any form to any third party or to use each other's Proprietary or Confidential Information for any purpose other than as specified in this Agreement. Each party's Proprietary or Confidential Information shall remain the sole and exclusive property of that party. The parties agree that in the event of use or disclosure by the other party other than as specifically provided for in this Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of this Agreement, HMI and Client acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of three (3) years from the Effective Date.

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19.  FORCE MAJEURE. Except with regard to payment obligations, either party shall be excused from delays in performing or from failing to perform its obligations under this Agreement to the extent the delays or failures result from causes beyond the reasonable control of the party, including, but not limited to: default of subcontractors or suppliers; failures or default of third party software, vendors, or products; acts of God or of the public enemy; U.S. or foreign governmental actions; strikes; communications, network/internet connection, or utility interruption or failure; fire; flood; epidemic; and freight embargoes.

20. CHOICE OF LAW; VENUE; LIMITATION OF ACTIONS. This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Florida, and the parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Pinellas County, Florida for any dispute arising out of this Agreement. No action by HMI or Client arising under this Agreement may be brought at any time more than two (2) years after the facts occurred upon which the cause of action arose.

21. INDEPENDENT CONTRACTOR STATUS. Client and HMI agree that HMI shall perform its duties under this Agreement as an independent contractor.

22. NOTICES. Any written notice or demand required by this Agreement shall be sent by registered or certified mail (return receipt requested), personal delivery, overnight commercial carrier, or other guaranteed delivery to the other party at the address set forth herein. The notice shall be effective
     (a) as of the date of delivery if the notice is sent by personal delivery, overnight commercial courier or other guaranteed delivery, and (b) as of five (5) days after the date of posting if the notice is transmitted by registered or certified mail.

23. ENTIRE AGREEMENT. This Agreement and all exhibits, schedules, and Change Order(s) set forth the entire agreement between the parties with regard to the subject matter hereof. No other agreements, representations, or warranties have been made by either party to the other with respect to the subject matter of this Agreement, except as referenced herein. This Agreement may be amended only by a written agreement signed by both parties.

24. DISPUTES. Client and HMI agree to make a good-faith effort to resolve any disagreement arising out of, or in connection with, this Agreement through negotiation. Should the parties fail to resolve any such disagreement within ten (10) days, any controversy or claim arising out of or relating to this Agreement, including, without limitation, the interpretation or breach thereof, shall be submitted by either party to arbitration in Pinellas County, Florida and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator, who shall be (a) selected in the sole discretion of the American Arbitration Association administrator and (b) a licensed attorney with at least ten (10) years experience in the practice of law and at least five (5) years experience in the negotiation of technology contracts or litigation of technology disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the state courts of Florida sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of Florida or any other applicable law. The arbitrator must issue his or her resolution of any dispute within thirty (30) days of the date the dispute is submitted for arbitration. The written decision of the arbitrator shall be final and binding and enforceable in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court.

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25.  SEVERABILITY. In the event that a court finds any provision of this
     Agreement invalid and/or unenforceable, the parties agree that the remaining provisions shall remain valid and in force.

26. WAIVER. Neither party shall be deemed by mere lapse of time (without giving notice or taking other action hereunder) to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

27. SURVIVAL. The following provisions shall survive termination or expiration of this Agreement: Sections 10 (Fees, Expenses, and Payment), 11 (Intellectual Property Rights and License), 12 (Term and Termination), 14 (Disclaimer of Warranties), 15 (Limitation of Liability), 16 (Third Party Disclaimer), 17 (Indemnification Obligations) 18 (Confidentiality), 20 (Choice of Law; Venue; Limitation of Actions), 24 (Disputes), and 27 (Survival).

28. DAYS. Unless indicated otherwise, all references to "days" shall mean calendar days.

29. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts and all counterparts so executed shall for all purposes constitute one agreement, binding on all parties.

30. APPROVAL. This Agreement shall not be binding upon HMI until it has been approved by HMI's legal department and signed by an officer of HMI.

The parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

HMI                                     CLIENT
---                                     ------
HYDROGEN MEDIA, INC.                    THE PUBLISHING COMPANY OF NORTH AMERICA,
                                        INC.

By: /s/ Kevin V. Hourigan, C.O.O.
   ---------------------------------
                                        By: /s/ Peter S. Balise
                                           -------------------------------------
Name: Kevin V. Hourigan
     -------------------------------
                                        Name: Peter S. Balise
                                             -----------------------------------
Title: Chief Operating Officer
      ------------------------------
                                        Title:
                                              ----------------------------------
Address:
                                        Address:
3063 Tech Drive
St. Petersburg, FL  33716               186 P.C.N.A. Parkway
                                        Lake Helen, FL  32744


LEGAL DEPARTMENT APPROVAL:

This Agreement was approved by the HMI legal department on the 24th day of May, 2000.


         /s/ Michael Beatty
         ----------------------------
         Approved HMI officer

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                                    EXHIBIT A
                                    ---------

                                 PROJECT OUTLINE

The scope of the project is as follows:

ATTORNEYS.COM
PROJECT SCOPE

PHASE ONE SITE DEVELOPMENT DETAILS






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SITE CONTENT AND FUNCTIONALITY


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                                    EXHIBIT B
                                    ---------

                             CHANGE ORDER NO. _____

     This CHANGE ORDER NO. _____ (hereinafter referred to as the "Change Order") is effective as of the _____ day of _______________ 2000 by and between HYDROGEN MEDIA, INC. ("HMI"), a Florida corporation and ________________________, a _______________ corporation ("Client").

     WHEREAS, Client and HMI entered into that certain Web Site Development Agreement dated as of the _____ day of ________________ 2000 (the "Agreement") for the development of the Web Site.

     WHEREAS, Sections 1 (Development of the Web Site), 2 (Acceptance of Deliverables), and 3 (Change Orders) of the Agreement, require HMI and Client to enter into a Change Order prior to the modification of the System Specifications or a deliverable, setting forth the details and specifications necessary for completion of the modifications.

     NOW, THEREFORE, in consideration of the mutual promises described below, HMI and Client, intending to be mutually bound, agree to the following terms and conditions:

     1.    SCOPE OF SERVICES. HMI shall perform the services as described in
           SCHEDULE I attached.

     2. CLIENT SCOPE OF SERVICES. Client shall perform the services as described in SCHEDULE II.

     3. COMMENCEMENT AND COMPLETION OF SERVICES. Unless otherwise agreed in writing by the parties, the services shall be completed in accordance with the deliverable schedule attached hereto as SCHEDULE III.

     4. PAYMENT. Payment to HMI for performance of the services described in this Change Order shall be as set forth in SCHEDULE IV.

     5. LOCATION OF PERFORMANCE. The services described above shall be performed at HMI.

     6. HMI PROJECT MANAGER. The HMI Project Manager for performance of the services is _______________.

     7. CLIENT PROJECT MANAGER. The Client Project Manager for performance of the services is _______________.

     9. INCORPORATION BY REFERENCE. The terms and conditions of the Agreement are hereby incorporated by reference and made a part of this Change Order. When executed and dated by HMI, this Change Order (and any attached Schedule or other documentation) shall have effect as a binding contract as provided in Section 3 (Change Orders) of the Agreement. The parties intend that the terms and conditions of the Agreement and the Change Order be complementary with each other; however, in the event of a conflict between the terms and conditions of this Change Order and those of the Agreement, the terms and conditions of the Agreement shall take precedence and control over those of this Change Order.

HMI:                                          CLIENT:
----                                          -------
HYDROGEN MEDIA, INC.
                                              ----------------------------------

By:                                           By:
     ----------------------------------            -----------------------------
Name:                                         Name:
       --------------------------------              ---------------------------
Title:                                        Title:
        -------------------------------               --------------------------
Date:                                         Date:
       --------------------------------              ---------------------------


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                                    EXHIBIT C
                                    ---------

                          PIGGYBACK REGISTRATION RIGHTS

[This exhibit was not completed at the time of execution of the agreement and has not yet been completed as of the time of this filing.]